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                                                                   EXHIBIT 10.30


                                SUPPLY AGREEMENT

THIS AGREEMENT is made as of the 14th day of June, 2002 (the "Effective Date"), by and between BAYER CORPORATION, an Indiana corporation, with a place of business at 8400 Hawthorn Road, Kansas City, Missouri (hereinafter called "SELLER") and UNITED INDUSTRIES CORPORATION, a Delaware corporation, with its principal place of business at 8825 Page Boulevard, St. Louis, Missouri 63114 (hereinafter called "BUYER").

                                    RECITALS:

WHEREAS, SELLER possesses or (subject to this Agreement) will possess the registration and rights to the Active Ingredients, Source Materials and the Formulated Products (other than Developed Formulated Products), as defined below;

WHEREAS, SELLER has agreed to provide certain regulatory services with respect to Existing Registrations and New Registrations, each as hereinafter defined;

WHEREAS, SELLER has agreed to appoint BUYER as a supplemental distributor for the Formulated Products subject to the terms in this Agreement;

WHEREAS, SELLER and BUYER have entered or will enter into the Processor Agreement, as defined below, whereby BUYER, as the Processor under such Agreement, will formulate certain of the Formulated Products for SELLER for subsequent purchase by BUYER under this Agreement; and

WHEREAS, SELLER and the Third Party Processor, as defined below, have entered or will enter into the Third Party Special Processor Agreement, as defined below, whereby the Third Party Processor will formulate certain of the Formulated Products for SELLER for subsequent purchase by BUYER under this Agreement; and

WHEREAS, SELLER wishes to sell, or cause to be sold, and BUYER wishes to buy, the Formulated Products and the Source Materials for use and sale in or as home, lawn or garden consumer end-use products ("Products") to be distributed to or sold through consumer-oriented retail channels within the United States and Puerto Rico (hereinafter called "Territory") on the time schedule for Development Supply and Market Supply, each as hereinafter defined, as set forth on Exhibit A hereto.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED as follows:

1. DEFINITIONS

     For the purposes of this Agreement, the expressions set out below shall be construed as follows:


                                           Confidential information redacted and
                                           filed separately with the Commission.
OMITTED PORTIONS
INDICATED BY [* *].

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     1.1.   "Active Ingredients": (i) Imidacloprid, (ii) Cylathrin, (iii)
            Trichlorfon, (iv) [* *] and (v) [* *]; provided that [* *] and [* *] shall not be Active Ingredients subject to the terms of this Agreement until the Seller Rights Date for such molecule or compound occurs. Once BUYER develops a Product based on an Active Ingredient in accordance with the terms of this Agreement, SELLER shall be obligated to provide the relevant Source Material to BUYER with respect to such Active Ingredient.

     1.2. "BUYER-Tolled Formulated Products": Initially the Formulated Products set forth on Exhibit B (with the specifications set forth on Exhibit B-1, as such may change from time to time) and thereafter any Third Party Tolled Formulated Products or Developed Formulated Products that BUYER requests from time-to-time to be BUYER-Tolled Formulated Products and for which SELLER determines under SELLER'S applicable guidelines that BUYER qualifies as a processor.

     1.3. "Calendar Quarter": Each of March 15th, June 15th, September 15th, and December 15th.

     1.4. "Contract Year": A calendar year; provided that the initial Contract Year shall be from the Effective Date of this Agreement to December 31, 2003.

     1.5. "Developed Formulated Products": Products either developed or formulated by BUYER for which BUYER is appointed as a supplemental distributor.

     1.6. "Developmental Supply": The supply of Source Materials and/or Formulated Products in reasonable quantities ordered by BUYER solely for purposes of developing and testing Products.

     1.7. "Existing Registrations": Registrations of SELLER as of the Effective Date for Formulated Products.

     1.8. "Firm Purchase Order": A purchase order issued by BUYER to SELLER, to the address set forth on Exhibit E hereto, for delivery of Formulated Products and/or Source Materials in BUYER's standard form; provided that with the exception of delivery dates and quantities between the parties, any terms and conditions contained in, set forth on the face or on the reverse side of any of the aforementioned forms shall be deemed null and void and of no force or effect to the extent they are different from or in addition to the terms and conditions of this Agreement.

     1.9. "Formulated Products": (i) the BUYER-Tolled Formulated Products (ii) the Third Party-Tolled Formulated Products, (iii) the Trichlorfon Formulated Product and (iv) any Developed Formulated Products.

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     1.10.  "Highly Confidential Information": means the processor manuals, product formula cards, raw materials specification sheets, product specification sheets, and any manufacturing, formulating, packaging, sampling procedures, processes or information provided by either party to the other relating to the Products.

     1.11. "Market Supply": The supply of Source Materials and/or Formulated Products in quantities ordered by BUYER pursuant to a Firm Purchase Order for purposes of processing, distributing, marketing or sale of Products.

     1.12.  "Maximum Rebate": has the meaning given to such term in Exhibit F-1.

     1.13. "New Registrations": Registrations made by or at the request of BUYER, as provided in Section 5 of this Agreement, for which BUYER shall be appointed a supplemental distributor.

     1.14. "Processor Agreement": The Special Processor Agreement between SELLER and BUYER whereby BUYER, as the Processor, will formulate and package the BUYER-Tolled Formulated Products for SELLER.

     1.15.  "Rebate": has the meaning given to such term in Exhibit F-1.

     1.16. "Seller Group": SELLER and/or its U.S. direct or indirect subsidiaries or U.S. parent companies.

     1.17. "Seller Rights Date": The date on which any member of the Seller Group obtains the right to sell a compound or molecule to BUYER for use as contemplated by this Agreement.

     1.18. "Source Materials" means the formulations of Active Ingredients sold by SELLER to BUYER for use in Products, in the then-existing concentrations, formulations or combinations requested by BUYER. These shall initially be Imidachloprid 2 Concentrate, Merit 75C, Cyfluthrin Technical, and Imidachloprid Gel.

     1.19. "Third Party-Tolled Formulated Products": The formulated products set forth on Exhibit C (with the specification set forth on Exhibit C-1 as such may change from time to time) and any (i) BUYER-Tolled Formulated Products or (ii) Developed Formulated Products that BUYER requests from time-to-time to be Third Party-Tolled Formulated Products.

     1.20. "Third Party Processor": The third party toll formulators mutually acceptable to SELLER and BUYER, who will formulate and package the Third Party-Tolled Formulated Products pursuant to a Third Party Special Processor Agreement with SELLER.

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     1.21.  "Third Party Special Processor Agreement": The Third Party Special
            Processor Agreement by and between SELLER and Third Party Processor whereby the Third Party Processor will formulate and package the Third Party-Tolled Formulated Products for SELLER.

     1.22. "Trichlorfon Formulated Product": The formulated product set forth on Exhibit D (with the specification set forth on Exhibit D-1 as such may change from time to time).

     1.23. "Trichlorfon Formulated Product Toll Manufacturer": The toll manufacturer designated by SELLER to formulate the Trichlorfon Formulated Product.

2. TERM AND TERMINATION

     2.1. The initial term of this Agreement shall commence on the Effective Date and continue until October 31, 2009 (the "Initial Term"); provided that the term of this Agreement shall be automatically renewed on October 31, 2009 and each October 31st thereafter for successive twelve (12) month terms unless either party provides written notice to the CEO and General Counsel of the other party no later than ten (10) months prior to the end of the then-existing term stating that this Agreement shall terminate effective as of the end of the then-existing term. However, if (i) SELLER has used commercially reasonable efforts to maintain the applicable registrations for the Active Ingredients, Source Materials or Formulated Products, and (ii) SELLER is required to cancel registrations for an Active Ingredient, Source Material or Formulated Product by the applicable regulatory authority, then SELLER shall have the right at any time during the Initial Term or any renewal term to remove the Active Ingredient, Source Material, or Formulated Product, the registration of which has been cancelled from the Agreement, on twelve (12) months written notice; provided that SELLER's obligation to continue to supply such Active Ingredient, Source Material or Formulated Product during such twelve
            (12) month period is subject to availability and regulatory approval.

     2.2. Notwithstanding the foregoing, either party may terminate the Market Supply of any particular Source Material or Formulated Product under this Agreement (and all Firm Purchase Orders issued hereunder) immediately with respect to a particular Source Material or Formulated Product in the event a final, enforceable decision is rendered by any governmental authority having jurisdiction preventing or restricting the continued manufacture or sale of such Market Supply of the Source Material or Formulated Product, if SELLER has used commercially reasonable efforts to convince the governmental authority not to render such a decision with respect to Active Ingredients or Source Materials used in Formulated Products.

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     2.3.   If BUYER uses an Active Ingredient or Source Material, or sells or distributes a Formulated Product, other than as described in Section
            3.1 or 5.1, SELLER may (i) immediately cease supplying such Active Ingredient, Source Material or Formulated Product to BUYER until BUYER terminates such unauthorized use, distribution or sale and
            (ii) the cost for the Source Material included in the Products sold in violation of this Agreement shall be recalculated using a price equal to [* *] of the then current price of the affected Source Material.

     2.4. Except as otherwise provided in Article 11 of this Agreement, (i) if either party hereto shall fail to perform or fulfill, at the time or in the manner herein provided, any material obligation or condition required to be performed or fulfilled by such party hereunder, and if such party fails to remedy any such default, within twenty (20) days after written notice specifically describing such default and referencing this Section 2.4 has been given to it by the other party, or (ii) in the event of repeated defaults of any material obligation or condition (whether or not cured) during the course of a single Contract Year, then in either event, such other party thereafter shall have the right to terminate this Agreement. Nothing contained in this Section 2.4 shall be construed to exclude any other remedy for legal or equitable relief otherwise provided by law.

     2.5. In the event that, prior to the third anniversary of the Effective Date of this Agreement, BUYER (i) terminates the In-Store Service Agreement, dated as of the date hereof, between the BUYER and the SELLER, pursuant to Section 9(b) thereof, and (ii) BUYER or BUYER's "Designee" (as such term is used in Section 2 of the Exchange Agreement, dated as of the date hereof, between BUYER and SELLER (the "Exchange Agreement")), delivers to SELLER a Repurchase Notice (as defined in the Exchange Agreement) to repurchase the Shares (as defined in the Exchange Agreement) issued by BUYER to SELLER pursuant to the terms of the Exchange Agreement, then SELLER shall have the right to terminate this Agreement upon thirty (30) days prior written notice.

     2.6. Upon any termination of this Agreement, (i) subject to applicable law or orders, BUYER shall be allowed to continue to process its inventories of Source Materials and sell or otherwise lawfully dispose of its inventories of the Products and Formulated Products existing on the effective date of termination, until its inventories are exhausted and (ii) SELLER shall promptly pay the remaining balance of the Maximum Rebate.

     2.7. Either SELLER by notice in writing to BUYER, or BUYER by notice in writing to SELLER, may terminate this Agreement forthwith at any time if the party to whom such notice is given goes into receivership or liquidation (otherwise than for the purposes of amalgamation or reconstruction).

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3. SUPPLY

     3.1. Subject to the terms and conditions set forth herein, SELLER shall supply BUYER with the Active Ingredients, Source Materials and Formulated Products for use solely in or as Products (and to develop Products) to be distributed or sold in the Territory. SELLER hereby appoints BUYER as a supplemental distributor for the Formulated Products in the Territory for which SELLER has an Existing Registration, except that, with respect to Cylathrin Products (not in combination with any other active ingredients), SELLER shall provide authorization for BUYER to cite SELLER's data needed for BUYER to obtain its own registration.

     3.2. SELLER shall provide the Developmental Supply of Active Ingredients and Market Supply of Source Materials and Formulated Products to BUYER commencing on the dates as set forth on Exhibit A, which shall be delivered when, where and as set forth in a Firm Purchase Order; provided that, if a Firm Purchase Order is for an amount in excess of 130% of the amount forecasted for such delivery in the most recent Rolling 12 Month Forecast (as defined in Section 3.4 below) delivered by BUYER prior to issuing such Firm Purchase Order ("Maximum Amount"), then SELLER shall not be obligated to supply that portion of the Firm Purchase Order that exceeds the Maximum Amount if and to the extent that, after exercising commercially reasonable efforts, SELLER is not able to supply such amounts. Without limiting the generality of the foregoing, SELLER shall (i) supply BUYER and any Third Party Processor with the Source Materials necessary for each to process the BUYER-Tolled Formulated Products and Third Party Tolled Formulated Products, respectively, in accordance with each Firm Purchase Order and (ii) shall not take any action that hinders or delays the performance of BUYER or any Third Party Processor under the Processor Agreement or Third Party Special Processor Agreement, as applicable.

     3.3. BUYER shall purchase all supplies of Source Materials and Formulated Products supplied by SELLER in accordance with the terms of each Firm Purchase Order, it being understood that the issuance of a Firm Purchase Order creates a binding obligation on BUYER to accept and purchase the amounts ordered pursuant thereto. BUYER shall purchase its requirements of Source Materials and/or Formulated Products for use in or as any Product, the registration for which cites SELLER data.

     3.4. BUYER shall use commercially reasonable efforts to prepare and deliver to SELLER by July 31, 2002 a written good faith forecast of BUYER's desired Developmental Supply and Market Supply through July 31, 2003. The forecast shall include a proposed monthly delivery schedule for such period for (A) each Source Material, including the Source Materials to be delivered by SELLER (i) to BUYER, as Processor, under the Processor Agreement for formulation into BUYER-Tolled Formulated Products and (ii) to the Third Party Processor under

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            the Third Party Processor Agreement for formulation into the Third
            Party-Tolled Formulated Product, and (B) the Trichlorfon Formulated Product. SELLER will review such forecast and notify BUYER if it can supply the necessary quantity of Source Materials or Formulated Products in accordance with the proposed delivery schedule, such approval not to be unreasonably withheld or delayed (it being understood that SELLER shall approve any forecast reflecting annual supply amounts consistent with those BUYER presented to SELLER during the negotiation of this Agreement) and is expected prior to August 31, 2002. Commencing September 15th and on or about the 15th of each Calendar Quarter thereafter during the term of this Agreement, BUYER shall provide to SELLER a rolling twelve (12) month forecast of Source Materials and Formulated Products BUYER will require from SELLER, by month, which shall be solely for SELLER's production planning purposes and shall constitute neither an offer to purchase the quantities forecasted nor a Firm Purchase Order.

     3.5. BUYER shall issue a Firm Purchase Order not less that sixty (60) days prior to date on which BUYER desires SELLER to provide Developmental Supply or Market Supply (as applicable) to it of (A) each Active Ingredient or Source Materials, including the Active Ingredients or Source Materials to be delivered by SELLER (i) to BUYER, as Processor, under the Processor Agreement for formulation into BUYER-Tolled Formulated Products and (ii) to the Third Party Processor under the Third Party Processor Agreement for formulation into the Third Party-Tolled Formulated Product, and (B) the Trichlorfon Formulated Product, which Firm Purchase Order shall specify quantities of each ordered Source Material or Formulated Product and the place and date of delivery, in each case subject to the timetable set forth on Exhibit A.

     3.6. A delivery required by a Firm Purchase Order will be deemed timely delivered if SELLER delivers (i) the Trichlorfon Formulated Product, or (ii) the appropriate Source Materials to BUYER, including as Processor under the Processor Agreement, or to the Third Party Processor under the Third Party Processor Agreement, within seven
            (7) days of the delivery date specified in such Firm Purchase Order. If SELLER'S delivery is to occur more than three (3) days after the scheduled delivery date, then SELLER shall provide notice to BUYER immediately upon learning of such delay. Source Materials and BUYER-Tolled Formulated Products will be deemed timely delivered if SELLER is prepared to so make timely delivery of the appropriate Source Materials to BUYER, as Processor, but BUYER is unable for whatever reason to accept such delivery. The foregoing in no way limits any excuse of performance available to SELLER or BUYER under
            Article 12.

     3.7. BUYER may request an increase in the quantity set forth on a Firm Purchase Order, or a change in the delivery date for any such quantities, by delivering such

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            request via facsimile transmission addressed to SELLER at the address set forth in Exhibit E. SELLER will review such request and notify BUYER within seven (7) business days after receipt of such request whether or not SELLER can accommodate the request or, where feasible, propose an alternative plan. In addition, during the period between the Effective Date and September 30, 2002, SELLER will use commercially reasonable efforts to satisfy any and all orders for Developmental Supplies when and as made, it being understood that BUYER intends to commence its developmental work immediately after the Effective Date on Products to be marketed and distributed during 2002 and 2003.

4. EXCLUSIVITY

     4.1. SELLER agrees that during the term of this Agreement, it shall not grant a registration for, nor appoint a third party (other than a member of the Seller Group) as a supplemental distributor for, or otherwise sell to any third party (other than a member of the Seller Group) for distribution, marketing and sale (i) an * * consumer end-use product in the Territory or (ii) an * * consumer end-use product in the Territory. SELLER further agrees that during the term of this Agreement it shall not grant a registration for, or appoint a third party as a supplemental distributor for, the Trichlorfon Formulated Product for a consumer end-use product in the Territory, other than the Current Customers or a member of the Seller Group. "Current Customers" shall mean any third parties and successors thereto, who currently purchase Trichlorfon active ingredients or finished products containing Trichlorfon in any market in which SELLER sells the same. Nothing in this Section 4.1 shall restrict or limit SELLER's right to continue to market and sell Trichlorfon or Trichlorfon containing Products to Current Customers at any time in the future. Nothing in this Agreement shall in any way limit or restrict the rights of the Seller Group to sell, market or promote an * * formulated product, a * * formulated product, and a Trichlorfon Formulated Product in the Territory or elsewhere, in any of the products of the Seller Group.

5. PRODUCT DEVELOPMENT

     5.1. BUYER may develop Products containing any of the Active Ingredients, singly or in combination with other Active Ingredients (but not other active ingredients), chemicals, compounds, substances or fertilizers. BUYER shall perform its product development independently of SELLER. However SELLER shall (a) deliver Developmental Supplies of such Active Ingredient in the existing concentrations, formulations or combinations as requested by BUYER in accordance with Section 3 hereof at no charge to BUYER, (b) provide reasonable access during regular business hours to technical personnel for technical information and, (c) disclose to BUYER material information relating to such Active Ingredient or Formulated Product (including, but not limited to, efficacy, compatibility, areas of use, toxicology, environmental impact or health and safety

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            studies with respect to such Active Ingredient or Formulated
            Product) of which SELLER, its personnel or its affiliates are aware. SELLER shall provide authorization for, and BUYER may cite, SELLER's data at no charge to BUYER (subject to the other provisions of this Agreement).

     5.2. With respect solely to Products BUYER develops containing Cylathrin (other than the * * Products), BUYER will use commercially reasonable efforts to differentiate such Products (by outlet, package sizes, claims and/or active trade names) from Products sold in the Territory as of the Effective Date hereof by a member of the Seller Group. With respect to all other Products, the parties agree and acknowledge that concentrations, formulations or combinations to be used by BUYER may be identical to those used by Seller. All Developed Products must be consistent with then existing use patterns registered for the Active Ingredients.

     5.3. With respect to Products not including Imidacloprid, [* *] or Trichlorfon, SELLER shall permit BUYER to make its own formulator or "end use" registration with the EPA, and shall provide authorization for BUYER to cite any of SELLER'S data necessary to obtain such end use registration. Any modifications to the content of such end use registration shall remain confidential, and the sole property of the BUYER. With respect to Products including Imidacloprid, [* *] or Trichlorfon, including Developed Products, SELLER agrees to use commercially reasonable efforts (based on the expected return) to submit any proposed New Registration reasonably supported by data developed by BUYER to be registered with the EPA, and shall take actions required to the extent commercially reasonable to maintain such New Registrations in full force and effect for the term of this Agreement and for a period of two years thereafter. SELLER shall bear all the ordinary course costs associated with such New Registrations. With respect to all New Registrations approved by the EPA hereunder, BUYER shall prepare a proposed label based on such New Registration and shall submit it to SELLER for review to confirm its compliance with the approved New Registration. Within 15 days of receipt of the proposed labels, SELLER shall review the label and, if it is in compliance with the approved New Registration, SELLER shall file a notice of supplemental distribution form with the EPA naming BUYER as a "Supplemental Distributor" of such New Registration.

     5.4. In the event that BUYER desires to make any modifications to the label claims under any of the SELLER's Existing Registrations or New Registrations based upon independently developed information (the "Label Amendment Data") relating to the efficacy thereof (including, but not limited to, additional uses consistent with then existing use patterns, additional durations and similar modifications (collectively, "New Label Claims")), BUYER shall provide notice and supportive data to SELLER describing such New Label Claims, and within

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            thirty (30) days of the date of receipt of such notice (the "Label
            Claim Evaluation Period"), SELLER shall review the Label Amendment Data by standards generally accepted in the pesticide industry. In the event of any dispute over the validity of the Label Amendment Data, SELLER shall notify BUYER no later than the final day of the Label Claim Evaluation Period, and BUYER and SELLER shall mutually agree upon an independent third party to review the Label Amendment Data, and the findings of such independent third party shall be mutually binding on the parties. All costs associated with such third party independent review shall be borne by the SELLER if the Label Amendment Data is confirmed or by BUYER, if the Label Amendment Data is rejected. In the event that SELLER concurs with the accuracy of the Label Amendment Data, or the validity of such data is confirmed by an independent third party in accordance with the terms of the previous sentence, SELLER shall, no later than thirty (30) days after (i) the expiration of the Label Claim Evaluation Period or (ii) the rendering of the independent third party's conclusion that the Label Amendment Data is valid, execute and file an amendment to such label registration reflecting the New Label Claims. SELLER shall work with BUYER to mitigate any costs arising directly from the termination or rescission of any registrations incorporating (a) the New Label Claims, (b) the Existing Registrations (as modified from time to time) or (c) the New Registrations, including by repurchasing Source Materials inventories and assisting BUYER with costs of Formulated Product inventories and other stranded costs relating to such rescission or termination.

     5.5. If the BUYER desires to do any environmental, safety or toxicology studies with respect to the Active Ingredients, Source Materials or Formulated Products, BUYER shall first submit the proposed testing protocols to SELLER, and SELLER shall have fifteen (15) days to evaluate the sufficiency of these protocols (the "Evaluation Period"). If the protocols are found to be sufficient, or if the SELLER fails to object to the protocols by the expiration of the Evaluation Period, the testing will be permitted. If SELLER objects to the protocols prior to the expiration of the Evaluation Period, the protocols will be promptly submitted to an independent third party, mutually acceptable to BUYER and SELLER, who shall evaluate the sufficiency of the protocols in accordance with commercially reasonable standards in the insecticide industry. The decision of such independent third party shall be mutually binding on the BUYER and SELLER.

     5.6. In the event that SELLER transfers or assigns any of its Existing Registrations or New Registrations with respect to which, Source Materials or Formulated Products are supplied hereunder, SELLER shall ensure that any transferee or assignee of such Registrations will continue to make available to BUYER, on terms and conditions identical with those set forth in this Agreement (including

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            the cash rebates described in Section 8 of this Agreement), such
            Source Materials or Formulated Products, for the period of the Initial Term of this Agreement.

     5.7. BUYER acknowledges that SELLER has not undertaken any formulation or development work for the proposed Third Party-Tolled Formulated Products * * and * * set forth on Exhibit C, nor has SELLER applied for or received a registration for such Formulated Products. SELLER agrees to promptly undertake appropriate formulation and development work, in a commercially reasonable manner and in a manner (i) substantially similar to the manner in which it undertakes formulation and development for its own products in order to develop such Formulated Products and (ii) consistent with the objective of preparing the Product for Market Supply pursuant to an effective New Registration by September 1, 2003. If, despite complying with the foregoing, SELLER is unable to develop an acceptable Formulated Product for BUYER or is unable to obtain a registration for such Product, then SELLER shall be excused from performance under this Agreement with respect to such Formulated Product. SELLER agrees to promptly undertake label modification work in a manner substantially similar to the manner in which it undertakes similar activities on its own behalf to add lawn applications to the Imidacloprid and Cyfluthrin concentrate Product. BUYER acknowledges that SELLER must develop the * * BUYER-Tolled Formulated Product in a station provided by BUYER and further acknowledges that BUYER and SELLER must reach agreement on an acceptable level of control for the * *. If after commercially reasonable good faith efforts by the parties, BUYER and SELLER are unable to reach agreement on an acceptable level of control for the * *, then SELLER shall be excused from performance under this Agreement with respect to such * * Formulated Product.

     5.8. BUYER has indicated to SELLER that it is interested in purchasing a formulated end-use consumer product containing the active ingredient
            * * for sale in the consumer end-use market. If in the future, SELLER is permitted to sell to BUYER a formulated end-use consumer product containing * * for sale in the Territory, SELLER agrees that such product will be made available to BUYER on the terms and conditions of this Agreement on a co-exclusive basis. The cost of the * * active ingredient for such formulated product shall be at the prices set forth on Exhibit G, subject to adjustment in accordance with Section 8.3.

     5.9. BUYER shall not use the Active Ingredients in fogger Products or termite control Products.

     5.10. If BUYER patents any product incorporating an Active Ingredient or Source Material, or a process of manufacture of a product incorporating an Active Ingredient or Source Material ("Buyer Patented Technology"), BUYER shall irrevocably grant to SELLER a perpetual license permitting SELLER or its sublicensees to use such patented technology in or in connection with the

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            manufacture, marketing, distribution and sale of Active Ingredients or Source Materials on a royalty-free basis; PROVIDED HOWEVER, that if the Buyer Patented Technology is likely to result in a material increase (e.g., greater than [* *]) in SELLER's sales of Active Ingredients or Source Materials to third parties, then, in connection with any sublicense by SELLER of Buyer Patented Technology to any person (i) not a part of the Seller Group and (ii) not a contract manufacturer of the Seller Group for the production of Seller Group products, BUYER shall be entitled to a reasonable royalty commensurate with the value created by BUYER pursuant to the Buyer Patented Technology; PROVIDED FURTHER that in no event may SELLER sublicense Buyer Patented Technology to any person not a member of either (i) or (ii) above for use in or as a Product in the Territory.

6. REPRESENTATIONS AND WARRANTIES

     6.1. SELLER HEREBY REPRESENTS AND WARRANTS THAT THE SOURCE MATERIALS DELIVERED TO BUYER (INCLUDING IN ITS CAPACITY AS PROCESSOR UNDER THE PROCESSOR AGREEMENT FOR USE IN THE BUYER-TOLLED FORMULATED PRODUCTS) SHALL CONFORM TO THE SPECIFICATIONS SET FORTH IN EXHIBIT "A-1" HERETO. SELLER HEREBY REPRESENTS AND WARRANTS THAT THE THIRD PARTY-TOLLED FORMULATED PRODUCTS SHALL CONFORM TO THE SPECIFICATIONS SET FORTH IN EXHIBIT "C-1" HERETO WHEN RELEASED BY SELLER FOR DELIVERY TO BUYER PURSUANT TO THE THIRD PARTY SPECIAL PROCESSOR AGREEMENT EXCEPT TO THE EXTENT THAT THE FAILURE OF THE THIRD PARTY-TOLLED FORMULATED PRODUCTS TO MEET SPECIFICATIONS IS CAUSED BY OR RELATED TO THE RAW MATERIALS (OTHER THAN SOURCE MATERIALS DELIVERED BY SELLER TO THE THIRD PARTY PROCESSOR), PACKAGING, LABELING OR OTHER MATERIALS OR ITEMS PROVIDED BY OR ON BEHALF OF BUYER. SELLER REPRESENTS AND WARRANTS THAT THE TRICHLORFON FORMULATED PRODUCT SHALL CONFORM TO THE SPECIFICATIONS SET FORTH IN EXHIBIT D-1 WHEN DELIVERED TO BUYER AT THE TRICHLORFON FORMULATED PRODUCT TOLL MANUFACTURER. SELLER may change specifications for the Source Materials or Formulated Products upon prior written notice to and approval by BUYER, such approval not to be unreasonably withheld or delayed.

     6.2. SELLER hereby represents that it has obtained, or will obtain prior to delivery by SELLER under this Agreement, all necessary federal registrations and federal governmental approvals for the Formulated Products (other than Developed Formulated Products), and that it has or will have the requisite rights to the

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            Formulated Products (other than Developed Formulated Products) to be able to enter into and perform all aspects of this Agreement.

     6.3. SELLER further represents that at the time of delivery of the Formulated Products to BUYER, SELLER has or will have all right, title and interest in and to the Formulated Products and that Formulated Products (other than Developed Formulated Products) will be free from any and all encumbrances of any fashion and any and all claims of patent or trademark infringement (excluding however any infringement caused by BUYER-owned or supplied trademarks) or any other trade or product claim which encumbers its alienability, excluding any encumbrance that may attach to the Source Materials when title to the same passes to BUYER, and subject to any imperfections of title in property or materials provided by BUYER and BUYER's timely payment or satisfaction of invoices for tolling and materials charges incurred by SELLER pursuant to an applicable Processor Agreement or Third Party Special Processor Agreement (it being understood BUYER shall indemnify SELLER with respect to title imperfections caused by BUYER's failure to pay tolling and materials charges).

     6.4. SELLER further represents that it believes it has the present ability to meet all of BUYER's currently anticipated needs for the Formulated Products and will promptly notify BUYER in writing if such ability changes.

     6.5. ANY RECOMMENDATIONS MADE BY SELLER FOR THE USE OF ACTIVE INGREDIENTS, SOURCE MATERIALS OR FORMULATED PRODUCTS SOLD HEREUNDER ARE BASED UPON TESTS BELIEVED TO BE RELIABLE, BUT SELLER MAKES NO WARRANTY OF THE RESULTS TO BE OBTAINED BEYOND THOSE CONTAINED ABOVE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PURPOSE, WHETHER EXPRESS OR IMPLIED.

7. FORMULATING, LABELING AND PACKAGING

     7.1. All packaging, including returnable and non-returnable pallets, and appropriate labeling for the Formulated Products will be supplied by BUYER at its sole cost and expense. BUYER will supply all needed raw materials for formulation of the BUYER-Tolled Formulated Products and the Third Party-Tolled Formulated Products at its sole cost and expense. BUYER will be responsible to assure that any raw materials it supplies meet the specifications set forth on Exhibits B-1 and C-1. All labels and packaging, and raw materials if provided by BUYER, will be delivered as appropriate to the Trichlorfon Formulated Product Toll Manufacturer, to the Third Party Processor and to BUYER, as Processor, in a

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            timely manner to ensure availability as required. Each party shall be responsible for all direct costs incurred by the other party, including without limitation, additional toll fees, penalties or charges, resulting from the party's failure to timely deliver all necessary packaging and labels and raw materials other than as a result of a Force Majeure.

     7.2. The Third Party Processor and all costs or fees charged by such Third Party Processor pursuant to the Third Party Special Processor Agreement, are subject to BUYER's prior consent. BUYER acknowledges that the Processor Agreement and Third Party Special Processor Agreement will provide that upon acceptance by SELLER and satisfaction of toller's payment terms by BUYER, the BUYER-Tolled Formulated Products and the Third Party-Tolled Formulated Products, as the case may be, will be released directly to BUYER. BUYER shall be responsible at its cost to arrange for pickup and delivery of the Third Party-Tolled Formulated Products from the Third Party Processor. BUYER further acknowledges that the Processor and the Third Party Processor will send duplicate invoices to SELLER and BUYER reflecting only the quantity of Formulated Product formulated and packaged and the tolling cost relating thereto on a per unit basis, which invoices BUYER agrees to timely pay on behalf of SELLER. BUYER shall pay any warehousing fees charged by the Third Party Processor once the Third Party-Tolled Formulated Products have been released to BUYER.

     7.3. SELLER agrees not to amend or modify the pricing terms, delivery dates or invoicing process provisions of an applicable Third Party Special Processor Agreement without BUYER's prior written consent, which consent shall not be unreasonably withheld or delayed. BUYER's failure to consent to any such amendment or modification, or selection of a Third Party Processor, shall excuse SELLER from delivery of the affected Third Party-Tolled Formulated Products and the Source Materials for such Formulated Products.

8. PURCHASE PRICE

     8.1. The price for all Source Materials and the Trichlorfon Formulated Product is set forth on Exhibit F, subject to Section 8.3.

     8.2. The purchase price for BUYER-Tolled Formulated Products and Third Party-Tolled Formulated Products shall be the price of the Source Materials set forth on Exhibit F (subject to Section 8.3) that are delivered by SELLER pursuant to a Firm Purchase Order under this Agreement for use in the BUYER-Tolled Formulated Products and the Third Party-Tolled Formulated Products, PLUS the toll, label, package or other material charges under the Processor Agreement and the Third Party Special Processor Agreement.

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     8.3.   The purchase price for each of the Source Materials and the
            Trichlorfon Formulated Product shall be increased or decreased effective as of January 1 of each Contract Year (starting January 1,
            2004) by an amount equal to the percentage increase or decrease, if any, in the [* *]. For example, the [* *] percentage increase, if any, for a January 1, 2004 price increase shall be determined by comparing the [* *] and the [* *]. The purchase price for each Source Material and the Trichlorfon Formulated Product shall be increased or decreased by an amount equal to the [* *] percentage increase or decrease calculated set forth in this Section 8.3 as applied to each Purchase Price. BUYER recognizes that it is solely responsible for any increases in tolling charges, and packaging, label and raw material costs over the term of this Agreement.

     8.4. All orders placed by BUYER will be invoiced based on the purchase price in effect at the time the order is shipped. Commencing January 30, 2003 and each January 30th thereafter during the Initial Term and on the earlier of (i) the date on which this Agreement terminates or (ii) December 31, 2008, SELLER shall pay to BUYER a Rebate calculated as set forth on Exhibit F-1. SELLER'S obligations pursuant to the foregoing sentence survive any termination of this Agreement

9. TITLE AND RISK OF LOSS

            SELLER shall arrange transportation and delivery of (i) the Source Materials for the BUYER-Tolled Formulated Products to Processor with freight to be paid by SELLER (ii) the Source Materials for the Third Party-Tolled Formulated Products to the Third Party Processor with freight to be paid by SELLER. Title and risk of loss for the Active Ingredients and Source Materials shall pass to BUYER upon delivery to BUYER or, with respect to BUYER-Tolled Formulated Products, upon delivery to Processor under the Processor Agreement. Title and risk of loss to the BUYER-Tolled Formulated Products will pass to BUYER upon release by SELLER pursuant to the Processor Agreement. Title and risk of loss to the Third Party-Tolled Formulated Products will pass to BUYER upon delivery to BUYER pursuant to the Third Party Special Processor Agreement. All deliveries of Trichlorfon Formulated Product shall be F.O.B. St. Louis or such other location as may be agreed between the parties from time to time. SELLER shall be responsible for the timely delivery of such Trichlorfon Formulated Product and shall pay all such delivery costs. Title and risk of loss to the Trichlorfon Formulated Product shall pass to BUYER when SELLER delivers such Trichlorfon Formulated Product as instructed by BUYER (it being understood that such Product is currently to be shipped to St. Louis). BUYER at all times retains risk of loss as to all labels, packaging, raw materials and other materials it supplies and SELLER shall use commercially reasonable efforts to cause the Third Party Processor and the Trichlorfon Processor to execute and

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            deliver such forms and make such filings and take such actions as requested by BUYER to protect BUYER's title in all BUYER's property.

10. INVOICING

            After each shipment of the Source Materials is made hereunder, SELLER shall send an invoice to BUYER setting forth the quantity of each of the Source Materials shipped hereunder and the total price to be paid for such quantity in accordance with the terms of this Agreement. Payments not subject to good faith dispute, shall be made by BUYER within thirty (30) days after receipt of invoice; provided that payments made later than thirty (30) days after receipt of invoice not subject to good faith dispute, shall bear interest at the rate of 10%.

            After each order of Trichlorfon Formulated Product shipped in accordance with BUYER's instructions to the Trichlorfon Formulated Product Toll Manufacturer, SELLER shall send an invoice to BUYER setting forth the quantity of Trichlorfon Formulated Product made available and the total price to be paid for such quantity in accordance with the terms of this Agreement. Payments not subject to good faith dispute shall be made by BUYER within thirty (30) days after receipt of the invoice; provided that payments made later than thirty (30) days after receipt of invoice shall bear interest the rate of 10%.

            SELLER shall apply payments as instructed by BUYER or, in the absence of instructions, against the oldest invoices first.

11. HEALTH AND SAFETY

     11.1. SELLER shall, during the term of this Agreement, assist BUYER by providing such available technical information with respect to toxicology, health, safety and related available information pertaining to the Active Ingredients, Source Materials and Formulated Products as is reasonably requested by BUYER and which would be reasonably useful to BUYER in its handling of the Active Ingredients, Source Materials and Formulated Products. Any information so provided shall be subject to the confidentiality requirements of Article 25 hereof.

     11.2. In manufacturing, packaging and selling the Trichlorfon Formulated Product and the Third Party-Tolled Formulated Products hereunder, SELLER shall comply with all relevant rules, regulations and statutes, including, but not limited to, those pertaining to environmental protection, occupational health and safety, including, but not limited to, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act and the Fair Labor Standards Act.

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12. FORCE MAJEURE

     12.1. Subject to the terms of this Article 12, neither party shall be liable for any failure or delay to perform when such failure or delay shall be caused by fire, flood, accident, explosion, equipment or machinery breakdown; sabotage, strike or any labor disturbance; civil commotion, riot, invasion, war, restraints; requisitions, regulations or directions of government, or any office, department, agency or committee thereof, for purposes of national defense or otherwise; compliance with any request for material represented to be for purposes of producing articles for national defense facilities; shortage of labor, fuel, power or raw materials; inability to obtain supplies, or failure of normal sources of supplies; inability to obtain, or delays of, transportation facilities; any act of God; or any similar cause beyond the reasonable control of such party even though that party might be able to obviate such failure or delay by agreeing to terms proposed by government, suppliers, carriers, employees or their bargaining representative, labor disputants or other third parties (each such event, a "Force Majeure").

     12.2. If, by reason of Force Majeure as set forth above, SELLER is unable to deliver an Active Ingredient, Source Material or Formulated Product or BUYER is unable to take delivery of or utilize the Active Ingredient, Source Material or Formulated Product in accordance with the terms of this Agreement, the party so affected shall be excused from delivering or receiving the Active Ingredient, Source Material or Formulated Product during the pendency of such Force Majeure and to the extent caused thereby.

     12.3. Except as otherwise provided in this Article 12, at the conclusion of a period of Force Majeure, the affected party will promptly notify the other party of the resumption of production or the ability to make or take delivery or utilize the Active Ingredient, Source Materials or Formulated Product as the case may be. SELLER will make delivery of such suspended orders as are reinstated as soon as practicable.

     12.4. Notice with full particulars of any Force Majeure shall be given by the party affected to the other party as soon as possible after the occurrence of such Force Majeure. Each party shall take diligent action to cure any event of Force Majeure to the extent that it is reasonably possible to do so, it being understood that neither party shall be required to make any concession or grant any demand or request in order to bring to an end any strike, lock-out or other industrial disturbance, where such course is deemed inadvisable in the discretion of the party having such difficulty.

     12.5. SELLER may, during any period of shortage due to such contingencies, allocate its supply of Active Ingredients or Source Materials among its various users thereof including BUYER, and/or for its internal requirements, based on forecasts

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


            from its customers, such that BUYER receives its pro rata share based on such forecasts.

     12.6. Performance of other provisions of this Agreement setting forth obligations of the parties with respect to regulatory matters and response to governmental and regulatory events shall not be excused if the Force Majeure is a government regulatory action or event, unless and until the other applicable terms of this Agreement have been fulfilled.

13. WEIGHTS, CLAIMS, LOSS AND TITLE

     13.1. Weights taken by SELLER or its designated representative with respect to Source Materials just prior to shipment shall govern except in cases of proven error. Appropriate shipping documents shall be provided by SELLER and such documents must accompany any shipments of Source Materials. If BUYER believes that there is an error in the weight of Source Materials shipped, BUYER shall weigh the Source Materials believed by BUYER to be underweight on a certified scale acceptable to BUYER and SELLER and, if there is a weight discrepancy, BUYER shall submit such discrepancy to SELLER for resolution.

     13.2. (a) BUYER shall have ninety (90) days from delivery to advise SELLER or its designated representative in the event BUYER claims any Source Material de-livered fails to meet the specifications set forth in Exhibit "A-1" hereto. As BUYER's sole and exclusive remedy for the failure of the Source Material to meet such specifications, SELLER will replace, free of any charges, any Source Material which fails to meet such specification, or SELLER may, at its option, refund the purchase price thereof or give a credit to BUYER against the purchase price if unpaid. In any and all of such events the defective Source Materials shall be returned to SELLER at SELLER's expense.

            (b) Should SELLER disagree with BUYER's conclusion that the Source Materials fails to meet specifications, a third analysis of the Source Materials quality may be conducted by an independent laboratory mutually acceptable to both SELLER and BUYER, and such analysis performed in accordance with SELLER's analytical method shall be determinative. All costs associated with the independent laboratory's testing, including but not limited to, transportation costs for the Source Materials shall be borne exclusively by SELLER if the Source Materials is found not to meet specifications and by BUYER if it is determined to meet said specifications.

14. DISPOSAL OF DEFECTIVE SOURCE MATERIAL

            SELLER shall be responsible and liable for the disposal, if required, of any Source Material which at the time of delivery hereunder does not conform to the warranty set

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


            forth in Section 6 hereof and shall indemnify BUYER for any actual and reasonable costs incurred by BUYER in connection with any such disposal; provided, however, this Section 14 shall be applicable only in those instances where BUYER has given SELLER or its designated representative timely notice pursuant to Section 13.2 hereof. SELLER represents and warrants that it will comply with all applicable local, state and federal rules and regulations pertaining to such disposal. However, the decision of disposal or other disposition of the affected Source Material will be totally at SELLER's discretion. SELLER agrees to defend and indemnify BUYER in any and all suits or actions arising from such disposal, except to the extent such suits or actions are based upon BUYER's intentional or negligent acts or omissions.

15. TAXES

     15.1. Any value added tax or similar government levy shall be for the account of BUYER and BUYER shall reimburse SELLER or its designated representative, upon receipt of a proper invoice therefore, the amount of all such tax and/or government levy that SELLER may be required to pay and does pay.

     15.2. BUYER shall be permitted to lodge a good faith protest with the relevant state, local or federal taxing authority of any tax imposed upon it under this Article, provided that it holds SELLER harmless from any penalty or interest due as a result of such action.

16. REPORTABLE INFORMATION

            Consistent with the manner of BUYER's reporting under applicable law (including 6(a)(2) reports under FIFRA), BUYER shall notify SELLER in writing of:

            (a) any incident or other information involving an Active Ingredient, Source Material or Formulated Product of which BUYER becomes aware, if BUYER discovers or can determine the following: an exposure to a person or non-target organism may have occurred, an adverse effect to a person or non-target organism is alleged, the pesticide involved can be identified (either product name, product registration number, or active ingredient) as relating to the Formulated Products, the location where the incident occurred and a person to contact for more information about this incident or information; and

            (b) any information regarding the following conditions of which BUYER becomes aware: (i) unexpected bio-accumulation of the Active Ingredient, or Formulated Product by various life forms; (ii) greater than anticipated drift into non-target areas; (iii) promotion or creation of secondary pest infestations, or (iv) property damage that could have caused direct human injury, for example fire, explosion or container failure.

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


            (c) In the event any such incident or information relates to a human death, BUYER shall notify SELLER in writing within one (1) calendar day after receipt of such information. BUYER shall notify SELLER in writing within ten (10) calendar days after receipt of such information. All notifications shall be sent to SELLER to the attention of [* *], or such other person as may be designated by SELLER from time to time.

            (d) BUYER shall be responsible for and shall indemnify SELLER against any costs, fines, penalties, fees, including attorneys fees, claims or liability asserted against or incurred by SELLER to the extent such liabilities are caused by BUYER's failure to comply with this Article 16.

            The terms of Article 16 shall survive the expiration or termination of this Agreement for three (3) years, except that Section 16(d) will survive indefinitely.

17. ASSIGNMENT

            This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed, provided that no assignment shall relieve the assigning party of its obligations hereunder. Without limiting the generality of the foregoing, BUYER consents to SELLER's assignment to Bayer CropScience, so long as BUYER is not disadvantaged by such assignment.

18. MODIFICATION, WAIVER

            18.1. No modification of, addition to, or waiver of any of the terms or conditions of this Agreement shall be binding upon either party, unless set forth in writing, containing an express reference to this Agreement by an authorized representative of each party.

            18.2. The acceptance of conditions of sale, purchase orders or other such instruments containing terms in addition to or inconsistent with the terms of this Agreement shall not be deemed a modification of this Agreement. No terms or conditions not contained herein shall have any force or effect with respect to the subject matter of this Agreement.

            18.3. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Agreement.

19. NOTICES

            Any notice, request, report, statement or other communication to be given in writing under this Agreement shall be deemed to have been given by either party to the other party (i) upon the date of the mailing thereof to the other party by registered or certified

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


            mail, as shown on the Post Office receipt, reputable overnight courier or by facsimile (confirmed immediately by mailing or overnight courier) addressed to the receiving party at its address as set forth in Exhibit "E" hereto, or at such other address as the receiving party may specify from time to time in writing; or (ii) if not so mailed by registered or certified mail, upon the date of the receipt thereof by such other party.

20. INDEMNIFICATION

     20.1. BUYER shall indemnify and hold harmless SELLER, its affiliates and their directors, officers, employees, agents, successors and assigns from and against any and all losses, costs, claims, liabilities, expenses (including reasonable attorneys' fees), fines, penalties or damages (hereinafter collectively referred to as the "Liabilities") incurred by any of them as a result of any claim, action, suit, proceeding or investigation filed or threatened by any third party (herein collectively referred to as a "Claim"), to the extent such a Claim arises out of or results from (i) handling, marketing, distribution, use or sale of any Active Ingredient, Source Material or Formulated Product, (ii) the packaging, raw materials, or other materials supplied by BUYER, (iii) a breach of BUYER's covenants, representations and warranties in this Agreement, or (iv) BUYER's negligent or intentional acts or omissions, in each case reduced by the amount of indemnification to which BUYER is entitled under
            Section 20.2.

     20.2. SELLER shall indemnify and hold harmless BUYER, its affiliates and their directors, officers, employees, agents, successors and assigns from and against any and all Liabilities incurred by any of them as a result of any Claim, to the extent such Claim arises out of or results from (i) SELLER's intentional or negligent acts or omissions or (ii) a breach of SELLER's covenants, warranties and representations set forth in this Agreement, in each case reduced by the amount of indemnification to which SELLER is entitled under
            Section 20.1.

     20.3. In the event a party learns of a Claim and believes the other party may have an indemnity obligation under this Agreement with respect to all or some portion of the Claim, then the party seeking indemnification shall promptly notify the other party in writing of the Claim, giving due regard to any required deadline for answering or otherwise responding to the Claim. Nothing in this Section 20.3 diminishes either party's obligations under Sections 20.1 or 20.2.

     20.4. Neither party shall in any event be liable to the other party for any incidental, consequential, special, or punitive damages regardless of whether arising in contract, tort, strict liability or otherwise.

     20.5. The obligations of the parties set forth in this Article 20 shall survive the expiration or termination of this Agreement.

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21. TRADEMARK

            BUYER acknowledges that SELLER has expended significant resources in the development and promotion of various chemical and trade names in connection with the sale of its own products, including without limitation, certain chemical names of the Active Ingredients. In light of such investment and in order to avoid confusion, BUYER acknowledges and agrees that it has no right in, and shall not use, the common chemical names Imidacloprid and Cyfluthrin other than on the ingredient statement on the labels for the Formulated Products containing such Active Ingredients (PROVIDED HOWEVER, that BUYER may use any of these trademarks in sales materials provided to retail customers), and shall not in any event use the trademark Merit(R). BUYER additionally acknowledges and agrees that BUYER shall not (i) use the phrase [* *] in the name of any Product it produces from Source Materials supplied hereunder, and (ii) make any label claim on any home, insect control product containing Cylathrin, that such product is a [* *], or any variation thereof. BUYER further acknowledges that SELLER has a significant interest in protecting the quality and integrity of the Active Ingredients and therefore agrees that if it elects at any time to use a marketing or trade name for any of the Active Ingredients contained in any of the Formulated Products, it will provide such proposed marketing or trade name(s) to SELLER for SELLER's review and consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, SELLER does hereby consent to BUYER's use of the trade name Cylathrin(R) for the cyfluthrin Active Ingredient provided hereunder. Provided, however, that such grant of a right to use the Cylathrin(R) name does not convey any right, title or interest in and to such mark to BUYER, nor shall BUYER's use of such market create any such right, title or interest in BUYER for such mark.

            Nothing in this Agreement shall be construed as granting to BUYER the right to use any trademark belonging to SELLER in relation to the sale of the Formulated Products or otherwise, other than as strictly required for regulatory purposes, which use, if any, shall be for the benefit of SELLER.

22. INDEPENDENT CONTRACTOR

            SELLER and BUYER shall perform hereunder as independent contractors and neither is the agent of the other.

23. REGISTRATIONS

     23.1. SELLER holds, or will hold before sale to BUYER, federal registrations for the Formulated Products in the Territory and shall appoint BUYER as a supplemental distributor for the Formulated Products, provided that BUYER is solely responsible for obtaining and maintaining any necessary state licenses for the Formulated Products at its own expense and in accordance with all applicable

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


            laws and regulations. By this paragraph, SELLER makes no representation that it will, and has no obligation to, obtain any New Registrations.

     23.2. SELLER will take commercially reasonable steps necessary to defend its existing federal registrations for the Formulated Products, at SELLER's expense, provided that SELLER will not be obligated to generate additional data (it being understood that SELLER may when commercially reasonable, amend, delete or withdraw uses or claims with respect to Formulated Products, Source Materials or Active Ingredients at any time in response to regulatory issues). SELLER agrees to notify BUYER promptly in writing of any major registration issues that will impact BUYER's supplemental distribution appointment for the Formulated Products.

     23.3. SELLER shall take all steps necessary to promptly execute and deliver any required documentation and/or notices to effect the appointment of BUYER as a "Supplemental Distributor" of Formulated Products and, with respect to New Registrations, after SELLER obtains such registration, consistent with the process set forth in
            Section 5.3.

24. NO SEPARABILITY

            If any provision of this Agreement shall be determined by any legislature or court to be in whole or in part invalid or unenforceable, the parties agree to negotiate in good faith to arrive at such modifications of the Agreement as would be necessary to conform the Agreement to the requirements of the legislature or court in question. In the event the parties cannot agree on appropriate modifications, and if the invalid or unenforceable section makes the Agreement impossible to perform, then either party may terminate the Agreement upon thirty (30) days written notice to the other. If however, it remains possible to perform the Agreement in the absence of the invalid or unenforceable provision, the Agreement shall remaining in full force and effect, modified to delete such provision.

25. CONFIDENTIALITY

            If, in the course of its performance under this Agreement, either SELLER or BUYER discloses to the other information which is designated as "Confidential Information" or is Highly Confidential Information, the recipient of the Confidential Information or Highly Confidential Information agrees neither to disclose to any third party nor to use such Confidential Information or Highly Confidential Information for any purpose other than performance under this Agreement, unless expressly agreed to in writing by the party providing the Confidential Information or Highly Confidential Information. Provided, however, that SELLER may disclose such Confidential Information or Highly Confidential Information to its parent, Bayer AG, provided such entity agrees to adhere to this obligation of nondisclosure and nonuse. This obligation of nondisclosure and

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


            nonuse shall not apply to Confidential Information or Highly Confidential Information: (a) already available from the public or published sources or which becomes available through no act or omission by the recipient of such information hereunder; (b) known to the recipient prior to its receipt under this Agreement; (c) subsequently disclosed to the recipient by a third party having the legal right to make such disclosure; (d) which is independently developed by employees having no access to the Confidential Information; or (e) required by law to be disclosed provided that recipient has provided discloser prompt notice and allowed discloser a reasonable time to oppose such requirement. The terms of this
            Article 25 shall survive the expiration or termination of this Agreement with respect to Confidential Information for a period of three (3) years and, with respect to Highly Confidential Information, for 10 years.

26. MISCELLANEOUS

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their lawful successors and permitted assigns. Each party represents to the other that it has the full legal right, power and authority to enter into this Agreement, and that the con-summation of this Agreement will not result in the breach of any law, regulation, or corporate agreement. All Exhibits attached hereto are incorporated herein by this reference. This Agreement will be governed by Delaware law without regard to its conflicts of law provisions. Upon removal from this Agreement of one or more Active Ingredients, Source Materials or Formulated Products pursuant to the terms of Article 2, the Agreement nonetheless survives and remains in full force and effect with respect to all other Active Ingredients, Source Materials or Formulated Products. The following sections shall survive the expiration or termination of the Agreement with respect to all Active Ingredients, Source Materials or Formulated Products: 2.6, 3.3, 5.4, 5.10, 6, 8.4 (and Exhibit F-1), 11, 13, 14, 15, 16, 19, 20, 25, 26 and 27.

27. ENTIRE AGREEMENT

            This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, negotiations, and dealings between the parties hereto with respect to such subject matter. To the extent the terms and conditions of the Processor Agreement are inconsistent with the terms of this agreement, the terms of this Agreement are controlling between the parties. Any and all modifications to this Agreement must be in writing and signed by both parties.

                                    * * * * *


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





IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SELLER:                                           BUYER:
BAYER CORPORATION                                 UNITED INDUSTRIES CORPORATION

BY: /S/ EMIL LANSU                                BY: /S/ ROBERT L. CAULK
    ----------------------------------------          -------------------------
TITLE: EXECUTIVE VICE PRESIDENT AND               TITLE: CHAIRMAN AND CEO
       PRESIDENT, AGRICULTURE DIVISION



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



                                  EXHIBIT INDEX

Exhibit A                  Access Timetable
Exhibit A-1                Source Materials Specifications
Exhibit B                  Bayer-Tolled Formulated Products
Exhibit C                  Third Party-Tolled Formulated Products
Exhibit D                  Trichlorfon Formulated Product
Exhibit B-1                Buyer-Tolled Formulated Products
Exhibit C-1                Third Party-Tolled Formulated Products
Exhibit D-1                Trichlorfon Formulated Product
Exhibit E                  Addresses
Exhibit F                  Purchase Price for Source Materials and Trichlorfon
                           Formulated Product
Exhibit F-1                Mandatory Rebate
Exhibit G                  Disulfoton Containing Formulated Products


                                       G-1